UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Quad M Solutions, Inc., an Idaho corporation, (the “Company”), is a public holding company that offers staffing services and employee benefits, such as health plans, HR-human resources, and payroll services, to small and mid-sized group employers. The Company is filing this Current Report on Form 8-K to disclose that on September 25, 2021, its wholly owned subsidiary, NuAxess 2 Inc., entered into a Binding Term Sheet with Mammoth Life and Reinsurance, LLC. A copy of the Binding Term Sheet is attached as Exhibit 10.11 hereto. Pursuant to the Binding Term Sheet, the Company is to receive 60 % and Mammoth is to receive 40 % of the stop loss captive underwriting profitability of all Quad M and its subsidiaries’ business that Quad M brings to Mammoth throughout the prior year.

The reason for filing this Form 8-K is due to the fact that the Company’s new management is now actively pursuing the implementation of its growth and expansion plan. The Company expects to execute definitive closing agreements within 10 business days. Reference is made to the full disclosure contained in the attached Exhibits 10.11 and 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.11	Binding Term Sheet between NuAxess 2 Inc. and Mammoth Life and Reinsurance LLC dated September 25, 2021, filed herewith.
99.1	Press Release dated September 27, 2021 announcing Binding Term Sheet with Mammoth Life and Reinsurance LLC, filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2021

QUAD M SOLUTIONS, INC.

/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Interim Chief Executive Officer